Exhibit 99.2

Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Twelve Months Ended
December 31, 2004

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone:  (630) 218-8000

Facsimile:  (630) 218-7357

www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

TABLE OF CONTENTS

Earnings Press Release

Financial Highlights

Funds From Operations and Other Information

EBITDA Calculation and Interest Coverage Ratios

Debt Schedule

Top Tenants

Lease Expiration Schedule (Anchor, Non-anchor, Total)

Leasing Activity

Same Store Sales Analysis

Acquisitions, Dispositions and Properties Held for Sale

Unconsolidated Joint Ventures

Property List

This supplemental financial information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company’s filings on Form 10-K and 10-Q with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
ANNOUNCES 7.8% INCREASE IN FFO PER SHARE
FOR THE YEAR ENDED DECEMBER 31, 2004

OAK BROOK, Ill. (February 22, 2005) – Inland Real Estate Corporation (NYSE: IRC) today announced its financial results for the fourth quarter and year ended December 31, 2004.

Highlights

•                  For the three months ended December 31, 2004, net income was $12.3 million, an increase of 13.7% compared to the three months ended December 31, 2003. For the three months ended December 31, 2004, net income per common share (basic and diluted) was $0.18, an increase of 5.9% compared to the three months ended December 31, 2003.

•                  For the year ended December 31, 2004, net income was $49.4 million, an increase of 17.9% compared to the year ended December 31, 2003. For the year ended December 31, 2004, net income per common share (basic and diluted) was $0.74, an increase of 15.6% compared to the year ended December 31, 2003.

•                  For the three months ended December 31, 2004, funds from operations (“FFO”) was $22.1 million, an increase of 18.0% compared to the three months ended December 31, 2003. For the three months ended December 31, 2004, FFO per common share (basic and diluted) was $0.33, an increase of 13.8% compared to the three months ended December 31, 2003.

•                  For the year ended December 31, 2004, FFO was $82.9 million, an increase of 9.9% compared to the year ended December 31, 2003. For the year ended December 31, 2004, FFO per common share (basic and diluted) was $1.25, an increase of 7.8% compared to the year ended December 31, 2003.

•                  As of December 31, 2004, the Company’s portfolio was 96.5% leased, compared to 95.4% leased as of December 31, 2003.

•                  During the year ended December 31, 2004, 319 new and renewal leases were executed for the rental of an aggregate of 1.4 million square feet, of which 69 new and renewal leases were executed for the rental of 250,000 square feet in the aggregate during the fourth quarter 2004.

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (“REITs”), for the three months ended December 31, 2004 was $22.1 million, or $0.33 per common share (basic and diluted), an increase of 18.0% and 13.8% respectively, compared to $18.7 million, or $0.29 per common share (basic and diluted) for the three months ended December 31, 2003.  For the year ended December 31, 2004, FFO was $82.9 million, or $1.25 per common share (basic and diluted), an increase of 9.9% and 7.8% respectively, compared to $75.5 million, or $1.16 per common share (basic and diluted) for the year ended December 31, 2003. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.

The Company also reported that for the three months ended December 31, 2004, net income was $12.3 million, or $0.18 per common share (basic and diluted), an increase of 13.7% and 5.9% respectively, compared to net income of $10.8 million, including $1.3 million in gains on sale of properties, or $0.17 per common share (basic and diluted) for the three months ended December 31, 2003.  For the year ended December 31, 2004, net income was $49.4 million (including $4.5 million in gains on sales of investment properties), or $0.74 per common share (basic and diluted), an increase of 17.9% and 15.6%, compared to $41.9 million (including $1.3 million in gains on sales of investment properties), or $0.64 per common share (basic and diluted) for the year ended December 31, 2003. The increase in net income for the three months and year ended December 31, 2004 is primarily due to gains on the sale of properties during the year, lease termination income and partially offset by the costs associated with listing the Company’s shares on the New York Stock Exchange, complying with Section 404 of Sarbanes-Oxley, and joint venture activity.  A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this press release.

“I am pleased to announce our fourth quarter and year 2004 operating results. Our strong leasing and acquisition activity resulted in significant income and FFO growth in 2004,” said Robert D. Parks, the Company’s President and Chief Executive Officer. “We expect to see continued growth in 2005 as a result of the joint venture we negotiated in 2004 with the New York State Teachers’ Retirement System.”

Portfolio Performance

Total revenues increased 11.1% to $47.8 million for the three-months ended December 31, 2004 from $42.8 million for the three-months ended December 31, 2003.  Total revenues increased primarily due to the addition of new retail properties acquired both last year and this year, as well as income from lease terminations. The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three- and twelve-month periods during each year. A total of 114 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties. Same-store net operating income increased 8.9% (GAAP basis) to $26.7 million for the three-months ended December 31, 2004 compared to $24.5 million for the three-months ended December 31, 2003.  This increase is primarily the result of an increase in occupancy and positive spreads in leasing rates obtained during the period. As of December 31, 2004, occupancy for the Company’s same-store portfolio was 96.6% compared to occupancy of 91.2% as of December 31, 2003.

Total revenues increased 10.9% to $187.1 million for the year ended December 31, 2004 from $168.7 million for the year ended December 31, 2003.  Total revenues increased primarily due to the addition of revenues from retail properties acquired in 2003 and 2004 and lease termination income.  Same-store net operating income increased 4.7% (GAAP basis) to $105.0 million for the year ended December 31, 2004 compared to $100.3 million for the year ended December 31, 2003.  This increase is primarily due to favorable leasing and renewal results.

EBITDA increased 11.2% to $33.2 million for the three-months ended December 31, 2004, compared to $29.9 million for the three-months ended December 31, 2003, primarily due to leasing activity and the above-mentioned lease termination income.  EBITDA increased 8.2% to $127.5 million for the year ended December 31, 2004, compared to $117.8 million for the year ended December 31, 2003, primarily due to acquisitions and positive leasing results.

EBITDA is defined as earnings (or losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization. A table reconciling EBITDA to income from operations is provided at the end of this press release.  The Company uses EBITDA as a supplemental measure of its financial performance because it excludes expenses the Company believes may not be indicative of its operating performance.  By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and capital structure.  By excluding depreciation and amortization expense, the Company believes it can more accurately assess the performance of its portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain the Company’s properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net income and may be calculated differently by other REITs.

Balance Sheet, Market Value and Liquidity

EBITDA coverage of interest expense was 3.1 and 2.9 times for the three months and year ended December 31, 2004, respectively. The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At December 31, 2004, the Company had an equity market capitalization of $1.1 billion and $0.7 billion of total debt outstanding for a total market capitalization of $1.8 billion and a debt-to-total market capitalization percentage of 40.2%.  The interest rate on approximately 78% of this debt was fixed at a weighted average interest rate of 5.7%.  At December 31, 2004, the Company had approximately $65 million available for future borrowings under its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing

The Company believes that leasing activity remains strong throughout its portfolio.  For the three months ended December 31, 2004, the Company executed 32 new and 37 renewal leases, aggregating approximately 250,000 square feet.  The 32 new leases represent approximately 110,000 square feet with an average rental rate of $16.29 per square foot.  The 37 renewal leases represent approximately 140,000 square feet with an average rental rate of $12.26 per square foot. For the year ended December 31, 2004, the Company executed 127 new and 192 renewal leases, aggregating approximately 1.4 million square feet. The 127 new leases represent approximately 560,000 square feet with an average rental rate of $13.31 per square foot. The 192 renewal leases represent approximately 800,000 square feet with an average rental rate of $11.77 per square foot. As of December 31, 2004, the Company’s portfolio was 96.5% leased compared to 95.4% leased as of December 31, 2003.

Acquisitions

In the fourth quarter 2004, the Company acquired one retail center. Skokie Fashion II is a 7,151 square foot retail center located in Skokie, Illinois. The Company acquired this center for approximately $3.6 million. Skokie Fashion II’s tenants include Vitamin Shoppe and Casual Male. Skokie Fashion II is the end cap to the contiguous, 84,580 square-foot Skokie Fashion Square, which the Company acquired in 1997.

For the year ended December 31, 2004, the Company acquired six retail centers totaling 567,000 square feet with an aggregate purchase price of approximately $75.3 million.

On February 17, 2005, the Company announced its acquisition of Greentree Centre, a 159,268-square-foot multi-tenant retail center located in Caledonia, Wisconsin, which is located approximately 12 miles northwest of Racine, Wisconsin. The Company agreed to pay the sellers approximately $11.9 million at the closing, plus future contingent payments in an aggregate maximum amount of approximately $1.7 million as currently vacant space is leased. Greentree Centre is anchored by Pick ‘N’ Save grocery and Kmart.

Dispositions

For the year ended December 31, 2004, the Company sold four retail centers: a former Zany Brainy store, located in Wheaton, Ill.; Prospect Heights Plaza, located in Prospect Heights, Ill.; Fairview Heights Plaza, located in Fairview Heights, Ill.; and Prairie Square located in Sun Prairie, Wisc.  Combined, these four properties represent approximately 245,000 square feet and were sold for approximately $24.6 million. Proceeds from these sales were used to acquire new investment properties.

Joint Ventures

Effective September 23, 2004, the Company formed a strategic joint venture with an affiliate of Crow Holdings Managers, LLC. Through a partial sale of the 97,535-square-foot Hastings Marketplace, each entity has acquired a 50% ownership interest in the property, which is located in Hastings, Minnesota. Hastings Marketplace is anchored by a Cub Foods grocery store and was acquired for $13.2 million. The Company will be the managing member of the venture and will earn fees for providing property management and leasing services to the venture.

Effective October 8, 2004, the Company has formed a strategic joint venture with the New York State Teachers’ Retirement System (“NYSTRS”). The joint venture has been formed to acquire up to $400 million of neighborhood and community retail centers located in the Company’s targeted markets throughout the Midwest. For the year ended December 31, 2004, the Company has contributed six properties, with an approximate net equity value of $75 million. The Company expects to contribute an additional two retail centers with an approximate net equity value of $25 million within the next few months to complete its initial contribution of eight retail centers with an approximate net equity value of $100 million. NYSTRS will have contributed approximately $50 million of equity capital, after the Company contributes these two remaining properties to the venture. In addition, NYSTRS has committed to contribute, subject to satisfying certain conditions, such as lender consents, an additional $100 million for future acquisitions, for a total contribution of approximately $150 million. The Company has also agreed to invest, subject to satisfying certain conditions, such as lender consents, an additional $100 million in the joint venture. The joint venture will acquire additional assets using leverage consistent with the Company’s existing business plan during the next two years to achieve its investment objectives. The Company will be the managing member of the venture and will perform the venture’s property management and leasing functions. The Company will earn fees for services provided to the venture.

Capital Markets

In November and December 2004 and January 2005, the Company paid cash dividends of $0.08, $0.077, and $0.08 per common share, respectively.

Guidance

The Company expects that its FFO per common share (basic and diluted) for fiscal year 2005 will be between $1.32 and $1.38, which includes a non-recurring lease termination fee received in February 2005.

Conference Call

The Company will host a management conference call to discuss its financial results at 1:00 p.m. CST (2:00 p.m. EST) on Wednesday, February 23, 2005. The conference call can be accessed by dialing 800-299-7098, or 617-801-9715 for international callers. The conference call passcode is 51697744. The Company suggests that participants dial in at least ten minutes prior to the scheduled start of the call. The conference call will also be available via live webcast on the Company’s website at http://www.inlandrealestate.com. Hosting the conference call for the Company will be Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; and Brett A. Brown, Chief Financial Officer.

The conference call will be recorded and available for replay beginning at 3:00 p.m. CST (4:00 p.m. EST) on February 23, 2005, and will be available until midnight on Wednesday, March 2, 2005.  Interested parties can access the replay of the conference call by dialing 888-286-8010, or 617-801-6888 for international callers. The replay passcode is 14242965.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that currently owns 141 neighborhood, community and single-tenant retail centers, totaling approximately 12.6 million square feet, located primarily in the midwestern United States.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three months and year ended December 31, 2004, is available on its website at http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
December 31, 2004 and 2003
(In thousands, except per share data)

Assets

	December 31, 2004	December 31, 2003
		(audited)
Investment properties:
Land	$318,361	346,088
Construction in progress	1,326	—
Building and improvements	862,647	920,543

	1,182,334	1,266,631
Less accumulated depreciation	156,854	147,342

Net investment properties	1,025,480	1,119,289

Cash and cash equivalents	35,508	58,388
Investment in securities (net of an unrealized gain of $114 and $1,502 at December 31, 2004 and 2003, respectively)	5,978	12,041
Assets held for sale (net of accumulated depreciation of $5,890 and $2,835 at December 31, 2004 and 2003, respectively)	28,400	14,444
Restricted cash	4,226	13,329
Accounts and rents receivable (net of provision for doubtful accounts of $2,710 and $2,966 at December 31, 2004 and 2003, respectively)	29,646	30,021
Investment in and advances to joint venture	42,789	8,392
Deposits and other assets	4,433	1,942
Acquired above market lease intangibles (net of accumulated amortization of $1,648 and $934 at December 31, 2004 and 2003, respectively)	5,966	5,773
Acquired in-place lease intangibles (net of accumulated amortization of $2,218 and $741 at December 31, 2004 and 2003, respectively)	18,404	10,414
Leasing fees (net of accumulated amortization of $1,189 and $1,368 at December 31, 2004 and 2003, respectively)	2,467	1,991
Loan fees (net of accumulated amortization of $4,782 and $5,096 at December 31, 2004 and 2003, respectively)	3,795	4,632

Total assets	$1,207,092	1,280,656

Liabilities and Stockholders’ Equity

	December 31, 2004	December 31, 2003
		(audited)
Liabilities:
Accounts payable and accrued expenses	$4,341	1,994
Acquired below market lease intangibles (net of accumulated amortization of $2,733 and $1,459 at December 31, 2004 and 2003, respectively)	7,456	8,155
Accrued interest	2,282	1,810
Accrued real estate taxes	22,520	25,493
Dividends payable	5,537	5,406
Security and other deposits	2,318	2,485
Mortgages payable	596,125	615,512
Line of credit	85,000	135,000
Prepaid rents and unearned income	4,073	3,151
Liabilities associated with assets held for sale, including mortgages payable	4,035	7,742
Other liabilities	971	2,440

Total liabilities	734,658	809,188

Minority interest	19,942	20,973

Redeemable common stock relating to Put Agreement at December 31, 2003 (3,932 Shares)	—	35,000

Stockholders’ Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at December 31, 2004 and 2003	—	—
Common stock, $0.01 par value, 100,000 Shares authorized; 67,025 and 61,660 Shares issued and outstanding at December 31, 2004 and 2003, respectively	670	617
Additional paid-in capital (net of offering costs of $58,816 and redeemable common stock relating to Put Agreement of $35,000 at December 31, 2003)	644,278	592,169
Deferred stock compensation	(580)	(48)
Accumulated distributions in excess of net income	(191,990)	(178,745)
Accumulated other comprehensive income	114	1,502

Total stockholders’ equity	452,492	415,495

Commitments and contingencies

Total liabilities and stockholders’ equity	$1,207,092	1,280,656

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three months and the year ended December 31, 2004 and 2003
(In thousands, except per share data)

	Three months ended December 31, 2004	Three months ended December 31, 2003	Year ended December 31, 2004	Year ended December 31, 2003
Revenues
Rental income	$33,528	32,488	133,291	123,329
Tenant recoveries	11,895	10,184	50,256	44,443
Lease termination income	2,182	—	2,890	370
Other property income	169	129	711	564

Total revenues	47,774	42,801	187,148	168,706

Expenses:
Property operating expenses	5,738	5,899	24,071	21,155
Real estate tax expense	8,024	7,360	32,420	30,125
Bad debt expense	291	351	800	1,785
Depreciation and amortization expense	9,717	8,957	38,249	33,893
Stock exchange listing expenses	16	—	839	—
General and administrative expenses	2,778	1,403	8,714	5,689

Total expenses	26,564	23,970	105,093	92,647

Operating income	21,210	18,831	82,055	76,059

Other income	563	621	2,804	1,708
Interest expense	(10,250)	(10,224)	(41,832)	(39,086)
Gain from continuing operations	—	—	76	—
Minority interest	(265)	(57)	(906)	(449)
Equity in earnings of unconsolidated joint ventures	304	181	(24)	(7)

Income from continuing operations	11,562	9,352	42,173	38,225

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $1,312 for the three months ended December 31, 2003 and $4,465 and $1,315 for the year ended December 31, 2004 and 2003, respectively)	776	1,497	7,200	3,641

Net income available to common stockholders	12,338	10,849	49,373	41,866

Other comprehensive income:
Unrealized gain (loss) on investment securities	(115)	22	(1,387)	351

Comprehensive income	$12,223	10,871	47,986	42,217

	Three months ended December 31, 2004	Three months ended December 31, 2003	Year ended December 31, 2004	Year ended December 31, 2003
Basic and diluted earnings available to common shares per weighted-average common shares:

Income from continuing operations	$0.17	0.15	0.63	0.59
Discontinued operations	0.01	0.02	0.11	0.05

Net income available to common stockholders per weighted average common shares – basic and diluted	$0.18	0.17	0.74	0.64

Weighted average number of common shares outstanding – basic	66,961	65,489	66,454	65,064

Weighted average number of common shares outstanding – diluted	67,011	65,493	66,504	65,068

Funds From Operations

We consider funds from operations (“FFO”) a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT’s operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT’s ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  FFO is used in certain employment agreements to determine incentives received based on our performance.  We also use FFO to compare our performance to that of other REIT’s in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods (in thousands, except per share data):

	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Net income available to common stockholders	$12,338	10,849	49,373	41,866
Gain on sale of investment properties	—	(1,312)	(4,541)	(1,315)
Equity in depreciation of unconsolidated joint ventures	96	65	96	172
Amortization on in-place lease intangibles	697	278	1,816	662
Amortization on leasing commissions	167	148	870	525
Depreciation, net of minority interest	8,808	8,700	35,323	33,568

Funds From Operations	$22,106	18,728	82,938	75,478

Net income available to common stockholders per weighted average common share, basic and diluted	$0.18	0.17	0.74	0.64

Funds From Operations, per weighted average common share, basic and diluted	$0.33	0.29	1.25	1.16

Weighted average number of common shares outstanding, basic	66,961	65,489	66,454	65,064

Weighted average number of common shares outstanding, diluted	67,011	65,493	66,504	65,068

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs. The following table reflects EBITDA for the periods presented (dollars in thousands):

	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Income From Operations	$11,562	9,352	42,173	38,225
Gain From Operations	—	—	(76)	—
Income From Discontinued Operations	776	185	2,735	2,326
Interest Expense	10,250	10,224	41,832	39,086
Interest Expense Associated with Discontinued Operations	167	755	1,208	2,086
Interest Expense Associated with Unconsolidated Ventures	343	(62)	366	238
Depreciation and Amortization	9,717	8,957	38,249	33,893
Depreciation and Amortization Associated with Discontinued Operations	54	372	675	1,797
Depreciation and Amortization Associated with Unconsolidated Ventures	357	87	357	194

EBITDA	$33,226	29,870	127,519	117,845

Total Interest Expense	$10,760	10,917	43,406	41,410

EBITDA: Interest Expense Coverage Ratio	3.1	2.7	2.9	2.8

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands, except per share data)

Financial Highlights (1)	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Total Revenue	$47,774	42,746	187,148	169,387
Net Income	$12,338	10,849	49,373	41,866
Gain on sale of investment properties	—	(1,312)	(4,541)	(1,315)
Equity in depreciation of unconsolidated ventures	96	65	96	172
Amortization on in-place leases	697	278	1,816	662
Amortization on leasing commissions	167	148	871	525
Depreciation, net of minority interest	8,808	8,700	35,323	33,568

Funds From Operations	$22,106	18,728	82,938	75,478

Net Income Per Common Share, Diluted	$0.18	0.17	0.74	0.64

Funds From Operations Per Commons Share, Diluted	$0.33	0.29	1.25	1.16

Dividends Declared	$15,884	15,518	62,618	61,166
Dividends Per Common Share	$0.24	0.24	0.94	0.94
Dividends / Funds From Operations Payout Ratio	71.9%	82.9%	75.5%	81.0%

Weighted Average Commons Shares Outstanding, Diluted	67,011	65,493	66,504	65,068

	As of December 31, 2004	As of December 31, 2003	As of December 31, 2004	As of December 31, 2003
Total Assets	$1,207,092	1,280,656	1,207,092	1,280,656

General and Administrative Expenses	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
General and Administrative Expenses (G&A)	$2,778	1,403	8,714	5,689
G&A Expenses as a Percentage of Gross Income	5.8%	3.3%	4.7%	3.4%
Annualized G&A Expenses as a Percentage of Total Assets	0.92%	0.44%	0.72%	0.44%

Net Operating Income	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Net Operating Income (NOI) (GAAP basis)	$31,678	29,413	127,056	116,491
Same Store Net Operating Income (GAAP basis)	$26,663	24,490	105,005	100,283
Same Store NOI Percentage Increase Over Prior Year Period	8.9%		4.7%

Occupancy	As of December 31, 2004	As of December 31, 2003
Leased Occupancy	96.5%	95.4%
Financial Occupancy	95.3%	94.3%
Same Store Financial Occupancy	96.6%	91.2%

Capitalization	As of December 31, 2004	As of December 31, 2003
Total Shares Outstanding	67,025	65,593
Closing Price Per Share (2)	$15.95	11.00
Equity Market Capitalization	$1,069,050	721,519
Total Debt (3)	719,309	758,157
Total Market Capitalization	$1,788,360	1,479,676

Debt to Total Market Capitalization	40.2%	51.2%

(1)          See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)          Closing price per share at December 31, 2004 is the price shares were sold in the last offering.

(3)          Includes pro-rata share of joint venture debt.

Funds From Operations and Other Information

We consider “Funds From Operations” (“FFO”) a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT’s operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT’s ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  FFO is used in certain employment agreements to determine incentives received based on our performance.  We also use FFO to compare our performance to that of other REIT’s in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

Funds From Operations	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Net income	$12,338	10,849	49,373	41,866
Gain on sale of investment properties	—	(1,312)	(4,541)	(1,315)
Equity in depreciation of unconsolidated ventures	96	65	96	172
Amortization on in-place leases	697	278	1,816	662
Amortization on leasing commissions	167	148	871	525
Depreciation, net of minority interest	8,808	8,700	35,323	33,568

Funds From Operations	$22,106	18,728	82,938	75,478

Net Income Per Common Share, Diluted	$0.18	0.17	0.74	0.64

Funds From Operations, Per Common Share, Diluted	$0.33	0.29	1.25	1.16

Weighted Average Common Shares Outstanding, Diluted	67,011	65,493	66,504	65,068
Additional Information
Straight-line rents	$519	993	2,209	2,024
Amortization of above and below market rents	535	145	1,009	459
Amortization of deferred financing fees	510	661	2,464	1,807
Stock based compensation expense	30	—	72	12
Capital Expenditures
Maintenance / non-revenue generating cap ex Building / Site improvements	$1,074	928	2,454	1,728
Non-maintenance / revenue generating cap ex
Tenant improvements	2,542	2,617	7,502	9,875
Leasing commissions	385	337	1,435	1,071

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands, except per share data)

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

EBITDA	Three months ended December 31, 2004	Three months ended December 31, 2003	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
Income From Operations	$11,562	9,352	42,173	38,225
Gain From Operations	—	—	(76)	—
Income From Discontinued Operations	776	185	2,735	2,326
Interest Expense	10,250	10,224	41,832	39,086
Interest Expense Associated with Discontinued Operations	167	775	1,208	2,086
Interest Expense Associated with Unconsolidated Ventures	343	(62)	366	238
Depreciation and Amortization	9,717	8,957	38,249	33,893
Depreciation and Amortization Associated with Discontinued Operations	54	372	675	1,797
Depreciation and Amortization Associated with Unconsolidated Ventures	357	87	357	194

EBITDA	$33,226	29,870	127,519	117,845

Total Interest Expense	$10,760	10,917	43,406	41,410

EBITDA: Interest Expense Coverage Ratio	3.1	2.7	2.9	2.8

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2004

(Dollars in thousands, except per share data)

Debt Schedule

Mortgagee	Interest Rate at December 31, 2004	Maturity Date	Balance at December 31, 2004	Percent of Total Debt
Allstate (a)	7.15%	01/2005	3,050	0.45%
Allstate (a)	6.65%	05/2005	9,600	1.40%
Allstate (a)	6.82%	08/2005	10,600	1.55%
Allstate (a)	7.40%	09/2005	35,787	5.23%
Allstate	7.38%	02/2006	15,940	2.33%
Allstate	5.87%	09/2009	6,000	0.88%
Allstate	4.65%	01/2010	22,500	3.29%
Allstate (c)	9.25%	12/2009	3,904	0.57%
Allstate	4.70%	10/2010	12,380	1.81%
Archon Financial	4.35%	12/2007	6,589	0.96%
Archon Financial	4.88%	01/2011	30,720	4.49%
Bear, Stearns Funding, Inc.	6.03%	07/2007	13,600	1.99%
Bear, Stearns Funding, Inc.	6.60%	03/2009	8,000	1.17%
Bear, Stearns Funding, Inc. (b)	4.11%	07/2011	38,730	5.66%
Berkshire Mortgage (c)	7.79%	10/2007	13,675	2.00%
Column Financial, Inc (d)	7.00%	11/2008	25,000	3.65%
John Hancock Life Insurance (c)	7.65%	01/2018	12,273	1.79%
Key Bank	5.00%	10/2010	7,500	1.10%
LaSalle Bank N.A	4.88%	11/2011	29,650	4.33%
LaSalle Bank N.A.	3.78%	01/2005	3,345	0.49%
LaSalle Bank N.A.	3.78%	10/2006	10,654	1.56%
LaSalle Bank N.A.	3.78%	10/2006	9,450	1.38%
LaSalle Bank N.A. (a)	7.26%	03/2005	3,470	0.51%
LaSalle Bank N.A. (a)	7.36%	03/2005	9,650	1.41%
LaSalle Bank N.A. (a)	3.59%	03/2005	2,400	0.35%
LaSalle Bank N.A. (a)	6.81%	12/2005	7,833	1.14%
LaSalle Bank N.A.	4.86%	12/2006	18,216	2.66%
LaSalle Bank N.A.	3.78%	12/2009	4,100	0.60%
Lehman Brothers Holding, Inc. (h)	6.36%	10/2008	54,600	7.98%
Metlife Insurance Company	4.71%	10/2010	20,100	2.94%
Midland Loan Serv. (c)	7.86%	01/2008	4,806	0.70%
Nomura Credit & Capital (d)	5.02%	07/2011	8,800	1.29%
Principal Life Insurance	5.96%	12/2008	11,000	1.61%
Principal Life Insurance	5.25%	10/2009	7,400	1.08%
Principal Life Insurance (b)	3.99%	06/2010	30,260	4.42%
Principal Life Insurance (b)	3.99%	07/2011	2,670	0.39%
Principal Life Insurance	8.27%	09/2010	5,850	0.85%
Principal Life Insurance	5.57%	10/2012	10,200	1.49%
Woodmen of the World	6.75%	06/2008	4,625	0.68%

Total/Weighted Average Fixed Rate	5.70%		534,927	78.14%

Mortgagee	Interest Rate at December 31, 2004	Maturity Date	Balance at December 31, 2004	Percent of Total Debt
LaSalle Bank N.A. (a) (e)	3.68%	04/2005	2,468	0.36%
LaSalle Bank N.A.(a) (e)	3.68%	06/2005	5,599	0.82%
LaSalle Bank N.A. (a) (e)	3.58%	11/2005	3,650	0.53%
LaSalle Bank N.A. (e)	4.08%	12/2006	31,825	4.65%
LaSalle Bank N.A. (e) (f)	4.08%	12/2007	14,898	2.18%
LaSalle Bank N.A. (g)	2.38%	12/2014	6,200	0.91%
Total/Weighted Average Variable Rate Secured	3.84%		64,640	9.44%

KeyBank	4.92%	05/2006	85,000	12.42%
Total/Weighted Average Variable Rate	4.45%		149,640	21.86%
Total/Weighted Average Debt	5.43%		$684,567	100.00%

(a)                                  Approximately $97,000 of the Company’s mortgages payable mature during 2005.  The Company intends to replace these loans with new debt for terms of five years or longer at the market interest rate at the time the existing debt matures.

(b)                                 In May 2004, the Company refinanced this debt.  It was replaced with total debt of $80,230 for terms ranging from six to seven years with fixed interest rates lower than the original loan.  In August 2004, $8,570 of this new debt was transferred in conjunction with the sale of Fairview Heights, located in Fairview Heights, Illinois.

(c)                                  These loans require payments of principal and interest monthly; all other loans listed are interest only.

(d)                                 Approximately $570 of this loan is secured by Walgreens, located in Woodstock, Illinois.  At December 31, 2004 and 2003, the Company has classified this property as held for sale.  Upon sale of this property, the Company will substitute an alternate property as collateral for this loan.

(e)                                  Payments on these mortgages are calculated using a floating rate of interest based on LIBOR.

(f)                                    In conjunction with the sale of Crestwood Plaza, Calumet Square and Sequoia Plaza, the Company has classified $3,442, as of this amount as liabilities of assets held for sale on the accompanying Consolidated Balance Sheet as of December 31, 2004.

(g)                                 As part of the purchase of the property securing this loan, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 issued by the Village of Skokie, Illinois.  The interest rate on these bonds floats and is reset weekly by a re-marketing agent.  The rate at December 31, 2004 was 2.38%.  The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the principal amount outstanding, paid annually.  In addition, the Company is required to pay a re-marketing fee of .125% per annum of the principal amount outstanding, paid quarterly and a trustee fee of $500 also paid quarterly.

(h)                                 Approximately $1,334 of this loan is secured by Wauconda Shopping Center, located in Wauconda, Illinois.  At December 31, 2004, the Company has classified this property as held for sale.  Upon sale of this property, the Company will substitute an alternate property as collateral for this loan.

(i)                                     In conjunction with the sale of Dominick’s Glendale Heights, the Company has classified $4,100, as of this amount as liabilities of assets held for sale on the accompanying Consolidated Balance Sheet as of December 31, 2004.

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2004

(Dollars in thousands, except per share data)

Top Ten Tenants

Tenant Name	Number of Stores	GLA Square Feet	Percentage of Total Square Footage	Annual Base Rent	Percentage of Annual Base Rent

Dominick’s Finer Foods	10	670,426	5.14%	$8,343	6.19%
Cub Foods	10	627,772	4.81%	6,504	4.82%
Jewel Food Stores	8	504,971	3.87%	4,844	3.60%
Roundy’s	4	264,510	2.02%	2,572	1.91%
TJ Maxx	7	235,311	1.80%	1,703	1.26%
Petsmart	9	220,172	1.69%	2,714	2.01%
Carmax	2	187,851	1.44%	4,021	2.98%
Best Buy	4	183,757	1.41%	2,323	1.72%
Marshall’s	6	183,544	1.41%	1,771	1.31%
Kohl’s	2	169,584	1.30%	1,388	1.03%

Total		3,247,898	24.89%	$36,183	26.83%

Lease Expiration Analysis

					Annualized Base Rent in Place at December 31, 2004
	Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (2)	Percent of Total Annualized Base Rent ($)	Annualized Base Rent ($/Sq.Ft.) (3)
ALL ANCHOR LEASES (2)

1	2004	—	—	—	$—	—	$—
2	2005	7	132,531	1.16%	1,331	0.99%	10.04
3	2006	19	446,894	3.92%	3,485	2.87%	7.80
4	2007	18	391,298	3.43%	2,894	2.18%	7.40
5	2008	28	647,523	5.68%	6,565	4.85%	10.14
6	2009	27	824,174	7.23%	6,997	5.07%	8.49
7	2010	15	501,694	4.40%	4,102	3.14%	8.18
8	2011	17	625,485	5.49%	6,040	4.71%	9.66
9	2012	21	605,513	5.31%	6,750	4.87%	11.15
10	2013	18	428,805	3.76%	4,914	3.58%	11.46
11	2014+	73	3,414,269	29.96%	39,578	30.03%	11.59

TOTAL/WEIGHTED AVERAGE		243	8,018,186	70.37%	$82,656	62.62%	$10.31

ALL NON-ANCHOR LEASES (1)
1	2004	12	38,269	0.34%	$479	0.35%	$12.50
2	2005	169	381,268	3.35%	6,221	4.60%	16.32
3	2006	202	566,722	4.97%	8,389	6.20%	14.80
4	2007	239	564,733	4.96%	9,007	6.66%	15.95
5	2008	227	645,665	5.67%	10,018	7.41%	15.52
6	2009	225	551,929	4.84%	8,177	6.05%	14.82
7	2010	74	231,246	2.03%	3,807	2.82%	16.46
8	2011	14	58,949	0.52%	893	0.66%	15.15
9	2012	29	95,902	0.84%	1,568	1.16%	16.35
10	2013	28	106,960	0.94%	2,275	1.68%	21.27
11	2014+	35	134,533	1.18%	1,731	1.28%	12.87

TOTAL/WEIGHTED AVERAGE		1,254	3,376,176	29.63%	$52,565	38.87%	$15.57

ALL LEASES
1	2004	12	38,269	0.34%	$479	0.35%	$12.50
2	2005	176	513,799	4.51%	7,552	5.58%	14.70
3	2006	221	1,013,616	8.90%	11,874	8.78%	11.71
4	2007	257	956,031	8.39%	11,901	8.80%	12.45
5	2008	255	1,293,188	11.35%	16,583	12.26%	12.82
6	2009	252	1,376,103	112.08%	15,174	11.22%	11.03
7	2010	89	732,940	6.43%	7,909	5.85%	10.79
8	2011	31	684,434	6.01%	6,933	5.13%	10.13
9	2012	50	701,415	6.16%	8,318	6.15%	11.86
10	2013	46	535,765	4.70%	7,188	5.32%	13.42
11	2014+	108	3,548,802	31.15%	41,309	30.55%	11.64

TOTAL/WEIGHTED AVERAGE		1,497	11,394,362	100.00%	$135,221	100.00%	$11.87

(1)                   Includes leases expiring on non-consolidated property owned in a joint venture.

(2)                   The Company defines anchors as single tenants which lease 10,000 square feet or more, non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)                   Annualized base rent for all leases in place at report date are calculated as follows: annualized current monthly base rents in-place.

(4)                   Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands, except per square foot data)

Leasing Activity (Cash Basis)

New Lease Summary

			Total Former Average Base Rent	Total New Average Base Rent	Increase/(Decrease)
	Number	GLA			Total Dollar	Percent
1Q2004	19	48,937	$691	$711	$20	3%
per square foot			$14.12	$14.53	$0.41

2Q2004	37	182,422	$2,108	$2,531	$423	20%
per square foot			$11.55	$13.87	$2.32

3Q2004	39	224,306	$2,724	$2,502	$(221.83)	-8	%(*)
per square foot			$12.14	$11.16	$(0.99)

4Q2004	32	106,720	$1,625	$1,739	$114	7%
per square foot			$15.23	$16.29	$1.07

2004 Total	127	562,385	$7,148	$7,483	$335	5%
per square foot			$12.71	$13.31	$0.60

Renewal Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Increase/(Decrease)
					Total Dollar	Percent
1Q2004	41	122,130	$1,666	$1,692	$26	2%
per square foot			$13.64	$13.86	$0.21

2Q2004	70	273,928	$3,133	$3,322	$190	6%
per square foot			$11.44	$12.13	$0.69

3Q2004	44	256,121	$2,439	$2,589	$150	6%
per square foot			$9.52	$10.11	$0.59

4Q2004	37	142,305	$1,649	$1,745	$96	6%
per square foot			$11.59	$12.26	$0.67

2004 Total	192	794,484	$8,887	$9,348	$462	5%
per square foot			$11.19	$11.77	$0.58

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

(*)                                 The third quarter results were impacted by a new lease signed for Food For Less (guaranteed by Kroger) for 56,668 sq. ft. replacing an Eagle Store rejected in bankruptcy in 2001.

Excluding this extraordinary impact, the growth was 8% for the third quarter, and 11% year-to-date.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three Months Ended December 31, 2004

4th  Quarter 2004 Leasing Activity

New Leases	Non- Anchors (1)	Anchors (1)	Total
Number of Leases	30	2	32
Gross Leasable Area (Sq.Ft.)	70,072	36,648	106,720
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.44	12.20	16.30

Renewals	Non- Anchors (1)	Anchors (1)	Total
Number of Leases	36	1	37
Gross Leasable Area (Sq.Ft.)	84,470	57,835	142,305
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.96	3.93	12.26

Total New and Renewal Leases	Non- Anchors (1)	Anchors (1)	Total
Number of Leases	66	3	69
Gross Leasable Area (Sq.Ft.)	154,542	94,483	249,025
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.18	7.14	13.99

(1)                                  The Company defines anchors as single tenants which lease 10,000 square feet or more, non-anchors are defined as tenants which lease less than 10,000 square feet.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands, except per share data)

Same Store Net Operating Income Analysis (GAAP Basis)

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and twelve months ended December 31, 2004 and 2003, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include interest, depreciation, amortization, bad debt and general and administrative expenses.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and twelve months ended December 31, 2004 and 2003.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from operations.

	Three months ended December 31, 2004	Three months ended December 31, 2003	% Increase - Decreased	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003	% Increase - Decreased
Rental and additional rental income:
“Same store” investment properties, 114 properties, approximately 9.5 million square feet	$38,134	35,657	6.9%	151,413	144,719	4.6%
Other investment properties	7,289	7,015		32,134	23,053

Total rental and additional rental income	45,423	42,672		183,547	167,772

Property operating expenses:
"Same store” investment properties (excluding interest, depreciation, amortization and bad debt expense)	$11,471	11,167	2.7%	46,408	44,435	4.4%
Other investment properties	2,291	2,092		10,083	6,845

Total property operating expenses	13,762	13,259		56,491	51,280

Net operating income (rental and additional rental income less property operating expenses):
Same store investment properties	$26,663	24,490	8.9%	105,005	100,284	4.7%
Other investment properties	4,998	4,923		22,051	16,208

Total net operating income	31,661	29,413		127,056	116,492

Other income:
Lease termination income	2,182	—		2,890	370
Other property income	169	129		711	564
Other income	563	621		2,804	1,708
Gain from operations	—	—		76	—

Other expenses:
Bad debt expense	291	351		800	1,785
Depreciation and amortization	9,717	8,957		38,249	33,893
Stock exchange listing expenses	16	—		839	—
General and administrative expenses	2,778	1,403		8,714	5,689
Interest expense	10,250	10,224		41,832	39,086
Minority interest	265	57		906	449
Equity in earnings of unconsolidated ventures	(304)	(181)		24	7

Income from continuing operations	$11,562	9,352		42,173	38,225

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands)

Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built
02/05/04	Hastings Marketplace	Hastings	MN	97,535	$13,200	8.46%	94%	Cub Foods	2002
03/22/04	Cub Foods	Arden Hills	MN	68,566	9,700	7.90%	100%	Cub Foods	2003
06/04/04	Shannon Square Shoppes	Arden Hills	MN	29,198	6,929	7.90%	100%	Cub Foods	2003
07/20/04	Crystal Point Center	Crystal Lake	IL	339,898	37,300	7.76%	100%	Bed, Bath & Beyond	76/98
8/20/04	Deer Trace II	Kohler	WI	24,410	4,600	8.72%	100%	Target, Pier One	2004
11/16/04	Skokie Fashion Square II	Skokie	IL	7,151	3,611	7.90%	100%	Vitamin Shop	2003

				566,758	$75,340

Dispositions

Date	Property	City	State	GLA Sq.Ft.	Sales Price	Gain on Sale
01/20/04	Zany Brainy	Wheaton	IL	12,499	$3,150	$873
04/23/04	Prospect Heights Plaza	Prospect Hgts	IL	27,194	2,393	166
08/05/04	Fairview Heights	Fairview Hts	IL	167,491	15,500	2,639
9/23/04	Prairie Square	Sun Prairie	WI	35,755	3,599	787

				242,939	$24,642	$4,465

Contribution to Crow Holdings Joint Venture

Date	Property	City	State	GLA Sq.Ft.	Sales Price	Partial Gain on Sale
9/23/04	Hastings Marketplace	Hastings	MN	97,535	$13,200	$76

Contribution to NYSTRS Joint Venture

Date	Property	City	State	GLA Sq.Ft.	Contributed Value	Basis Difference
12/03/04	Cobbler Crossing	Elgin	IL	102,643	$12,250	3,139
12/03/04	Shoppes of Mill Creek	Palos Park	IL	102,422	14,000	4,018
12/03/04	Woodfield Commons	Schamuburg	IL	207,583	31,000	6,884
12/03/04	Marketplace at Six Corners	Chicago	IL	117,000	20,500	3,303
12/03/04	Chatham Ridge	Chicago	IL	175,774	29,250	10,923
12/23/04	Randall Square	Geneva	IL	216,201	33,000	8,588

				921,623	$140,000	36,855

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands)

Held for Sale

Date	Property	City	State	GLA Sq.Ft.
06/01/03	Dominick’s	Highland Park	IL	71,442
11/01/03	Walgreens	Woodstock	IL	15,856
04/19/04	Wauconda Shopping Ctr.	Wauconda	IL	31,357
04/19/04	Sequoia Shopping Ctr.	Milwaukee	WI	35,407
05/17/04	Calumet Square	Calumet City	IL	37,656
05/17/04	Crestwood Plaza	Crestwood	IL	20,044
12/07/04	Dominick’s	Glendale Hgts	IL	68,879
12/07/04	Walgreens	Decatur	IL	13,500

				294,141

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004

(Dollars in thousands, except per share data)

Unconsolidated Joint Ventures

Venture with Crow Holdings

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt
9/23/04	INCH III/Hastings, LLC	Hastings Marketplace	Hastings	MN	97,535	50.0%	$1,683	$4,890

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Principal Life Insurance	5.21% Fixed	October 2009	$9,780

Venture with New York State Teacher’s Retirement Systems

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt
12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$3,431	$2,738
12/03/04	IN Retail Fund, LLC	Shopps at Mill Creek	Palos Park	IL	102,422	50.0%	4,042	2,830
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,583	50.0%	9,433	6,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,266	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,774	50.0%	8,046	4,869
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,201	50.0%	10,888	6,765

					921,623		41,106	29,852

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	7.26% Fixed	February 2005	$5,477
Allstate	7.38% Fixed	January 2006	5,660
Allstate	4.84% Fixed	December 2009	11,800
Bear Stearns Funding, Inc	6.50% Fixed	September 2006	13,530
LaSalle Bank N.A.	4.08% Variable	December 2007	13,500
LaSalle Bank N.A.	7.26% Fixed	January 2005	9,738

Total / Weighted Average	5.90%		$59,704

Inland Real Estate Corporation
Supplemental Financial Information
For the Year Ended December 31, 2004 and 2003

(Dollars in thousands, except per share data)

Unconsolidated Joint Ventures – Balance Sheets

	December 31, 2004	December 31, 2003
Balance Sheet:

Cash	$38,991	14
Investment in real estate, net	132,391	9,539
Acquired lease intangibles, net	23,748	—
Accounts and rents receivable	2,096	62
Restricted cash	575	—
Leasing commissions, net	—	103
Loan fees, net	96	81
Other assets	117	22

Total assets	$198,014	9,821

Accounts payable and accrued expenses	478	28
Security Deposits	283	16
Mortgage payable	69,484	9,075
Acquired lease intangibles	4,810
Other liabilities	2,846	1,315

Equity and partner’s capital	120,113	(613)

Total liabilities and equity	$198,014	9,821

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2004 and 2003

(Dollars in thousands, except per share data)

Unconsolidated Joint Ventures – Statements of Operations

	Three months ended December 31, 2004	Three months ended December 31, 2003	Year ended December 31, 2004	Year ended December 31, 2003
Revenues
Rental income	$1,115	117	1,187	311
Tenant recoveries	633	69	637	153

Total revenues	1,748	186	1,824	464

Expenses:
Property operating expenses	161	138	164	343
Real estate tax expense	281	63	337	199
Depreciation and amortization expense	357	73	357	194

Total expenses	799	274	858	736

Operating income	949	(88)	966	(272)

Other income	2	46	2	—
Interest expense	(343)	99	(366)	(238)
Other expense	—	(46)	—	(178)
Start up costs	—	—	(650)	—

Income from continuing operations	$608	11	(48)	(688)

Inland’s pro rata share	$304	181	(24)	(7)

Inland Real Estate Corporation
Supplemental Financial Information
As of December 31, 2004

As of December 31, 2004, we owned, outright or through joint ventures, 139 investment properties, comprised of 29 single-user retail properties, 87 Neighborhood Retail Centers and 23 Community Centers.  These investment properties are located in the states of Florida (1), Illinois (94), Indiana (6), Michigan (1), Minnesota (26), Missouri (1), Ohio (3), Tennessee (1) and Wisconsin (6).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes,  insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Single-User Retail Properties

Ameritech Joliet, IL	4,504	05/97	1995	100%	1		None

Bakers Shoes Chicago, IL	20,000	09/98	1891	100%	1		Bakers Shoes	2008

Bally’s Total Fitness St. Paul, MN	43,000	09/99	1998	100%	1		Bally’s Total Fitness	2011

Carmax Schaumburg, IL	93,333	12/98	1998	100%	1		Carmax	2021

Carmax Tinley Park, IL	94,518	12/98	1998	100%	1		Carmax	2021

Circuit City Traverse City, MI	21,337	01/99	1998	100%	1		Circuit City	2021

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	1		Cub Foods	2023

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	1		Cosmic Zone	2021

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	0	(b)	Cub Foods (b)	2019

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	0	(b)	Cub Foods (b)	2011

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	1		Cub Foods	2006

Disney Celebration, FL	166,131	07/02	1995	100%	1		Walt Disney World	2014

Dominick’s Countryside, IL	62,344	12/97	1975 / 2001	100%	1		Dominick’s Finer Foods	2010

Dominick’s Glendale Heights, IL	68,879	09/97	1997	100%	1	(d)	Dominick’s Finer Foods	2017

Dominick’s Hammond, IN	71,313	05/99	1999	100%	1		Food 4 Less	2019

Dominick’s Highland Park, IL	71,442	06/97	1996	100%	1	(b) (d)	Dominick’s Finer Foods	2021

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Dominick’s Schaumburg, IL	71,400	05/97	1996	100%	1		Dominick’s Finer Foods	2021

Dominick’s West Chicago, IL	78,158	01/98	1990	0%	0		Dominick’s Finer Foods (b)	2010

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	1		Eckerd Drug Store	2019

Hollywood Video Hammond, IN	7,488	12/98	1998	100%	1		None

Michael’s Coon Rapids, MN	24,240	07/02	2001	100%	1		Michael’s	2012

22nd Street Plaza Outlet Oakbrook Terrace, IL	10,052	11/97	1985	100%	0		None

Petsmart Gurnee, IL	25,692	04/01	1997	100%	1		Petsmart	2021

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	1		None

Staples Freeport, IL	24,049	12/98	1998	100%	1		Staples	2013

United Audio Center Schaumburg, IL	9,988	09/99	1998	100%	1		None

Walgreens Decatur, IL	13,500	01/95	1988	100%	1	(d)	Walgreens (c)	2008 / 2028

Walgreens Jennings, MO	15,120	10/02	1996	100%	1		Walgreens (c)	2016 / 2056

Walgreens Woodstock, IL	15,856	06/98	1973	100%	1	(d)	Walgreens (c)	2010 / 2030

Neighborhood Retail Centers

Aurora Commons Aurora, IL	126,908	01/97	1988	98%	23		Jewel Food Store	2009

Baytowne Shoppes/Square Champaign, IL	118,842	02/99	1993	99%	20		Staples	2010
							Berean Bookstore	2008
							Petsmart	2012
							Famous Footwear	2006
							Factory Card Outlet	2006

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	26%	4		None

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	100%	14		Linens & Things	2015
							Dress Barn	2010
							Barnes & Noble	2014

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	91%	15		Tops	2018

Burnsville Crossing Burnsville, MN	91,015	09/99	1989	99%	13		Petsmart	2013
							Schneiderman’s Furniture	2009

Byerly’s Burnsville Burnsville, MN	72,365	09/99	1988	100%	7		Byerly’s Food Store	2008
							Erik’s Bike Shop	2013

Calumet Square Calumet City, IL	37,656	06/97	1967 / 1994	100%	1	(d)	Aronson Furniture	2009

Caton Crossing Plainfield, IL	83,792	06/03	1998	95%	16		Cub Foods	2020

Cliff Lake Center Eagan, MN	73,582	09/99	1988	100%	37		None

Cobblers Crossing (f) Elgin, IL	102,643	05/97	1993	96%	16		Jewel Food Store	2013

Crestwood Plaza Crestwood, IL	20,044	12/96	1992	100%	2	(d)	Pocket Billiards	2014

Deer Trace Kohler, WI	149,881	07/02	2000	98%	10		Michael’s	2012
							TJ Maxx	2011
							Elder Beerman	2022
							Famous Footwear	2006

Deer Trace II Kohler, WI	24,410	08/04	2003/2004	90%	7		None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	99%	13		Dominick’s Finer Foods	2017

Eagle Crest Naperville, IL	67,632	03/95	1991	100%	14		Butera	2014

Eastgate Shopping Ctr Lombard, IL	132,145	07/98	1959 / 2000	90%	35		Schroeder’s Ace Hardware	2010

Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	100%	15		Knowlan’s Super Market	2017

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	97%	12		Walgreens (c)	2014 / 2044

Fashion Square Skokie, IL	84,580	12/97	1984	75%	15	(b)	Cost Plus World Market	2008
							Office Depot	2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Fashion Square II Skokie, IL	7,151	11/04	1984	100%	2		None

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	10		MGM Liquor Warehouse	2011
							Cub Foods	2022

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	5		Factory Card Outlet	2008

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	19		None

Goodyear Montgomery, IL	12,903	09/95	1991	100%	3		None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	3		None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	9		The Tile Shop	2012

Hastings Marketplace (e) Hastings, MN	97,535	02/04	2002	94%	10		Cub Foods	2023

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	100%	20		Dominick’s Finer Foods	2013
							Walgreens	2005

Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	97%	26		None

High Point Center Madison, WI	86,004	04/98	1984	92%	21	(b)	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	1		Office Depot	2009

Iroquois Center Naperville, IL	140,981	12/97	1983	65%	24	(b)	Sears Logistics Services	2006
							Xilin Association	2007

Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	79%	2		Office Max	2015

Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	100%	12		Food 4 Less	2020

Mankato Heights Mankato, MN	129,058	04/03	2002	100%	19		TJ Maxx	2012
							Old Navy	2007
							Michael’s	2012
							Famous Footwear	2012

Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	97%	5		Roundy’s	2018

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Maple Plaza Downers Grove, IL	31,196	01/98	1988	100%	12		None

Marketplace at 6 Corners (f) Chicago, IL	117,000	11/98	1997	100%	6		Jewel Food Store	2012
							Marshall’s	2013

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	8		Tops	2019

Mundelein Plaza Mundelein, IL	68,056	03/96	1990	98%	8		Sears	2005

Nantucket Square Schaumburg, IL	56,981	09/95	1980	94%	18	(b)	Cue-Can-Do	2013

Naper West Ph II Naperville, IL	50,000	10/02	1985	73%	1		JoAnn Fabrics	2014

Niles Shopping Center Niles, IL	26,109	04/97	1982	83%	6		None

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	99%	14	(b)	Dominick’s Finer Foods	2017
							Murry’s Discount Auto	2007

Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	88%	4		None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	4		None

Orland Greens Orland Park, IL	45,031	09/98	1984	94%	14		Shoe Carnival	2014
							MacFrugal’s	2006

Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	7		TJ Maxx	2009
							Marshall’s	2006

Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	91%	10		Sears Hardware	2009

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	8		DSW Shoe Warehouse	2009
							Pier 1 Imports	2009
							Linens and Things	2015

Sears Montgomery, IL	34,300	06/96	1990	100%	6		Sears Hardware	2005

Sequoia Shopping Center Milwaukee, WI	35,407	06/97	1988	76%	12	(b) (d)	None

Shakopee Valley Shakopee, MN	146,430	12/02	2000 / 2001	100%	13	(b)	Kohl’s	2021
							Office Max	2016

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Orland Park Retail Orland Park, IL	8,500	02/98	1997	100%	3		None

Park Place Plaza St. Louis Park, MN	84,999	09/99	1997	100%	14		Petsmart	2013
							Office Max	2012

Park Square Brooklyn Park, MN	137,116	08/02	1986 / 1988	55%	20		Fashion Bug	2009

Park St. Claire Schaumburg, IL	11,859	12/96	1994	100%	2		None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	100%	11		Golf Galaxy	2013

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	100%	3		None

Regency Point Lockport, IL	54,841	04/96	1993 / 1995	100%	18		9th Street Fitness	2013
							Ace Hardware	2008

Riverplace Center Noblesville, IN	74,414	11/98	1992	98%	11		Fashion Bug	2005
							Kroger	2012

River Square S/C Naperville, IL	58,260	06/97	1988	92%	21		None

Rochester Marketplace Rochester, MN	69,914	09/03	2001 / 2003	91%	15		Famous Footwear	2011
							Staples	2016
							Audio King	2018

Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	3		Binny’s	2017

Rose Plaza East Naperville, IL	11,658	01/00	1999	100%	5		None

Rose Plaza West Naperville, IL	14,335	09/99	1997	100%	5	(b)	None

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	100%	14		None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	85%	18	(b)	None

Shoppes of Mill Creek (f) Palos Park, IL	102,422	03/98	1989	100%	23		Jewel Food Stores	2009

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	18%	6		None

Six Corners Chicago, IL	80,650	10/96	1966	73%	7		Chicago Health Clubs	2010

Spring Hill Fashion Ctr West Dundee, IL	125,198	11/96	1985	89%	18		TJ Maxx	2006
							Michael’s	2006
							Pier One	2007

St. James Crossing Westmont, IL	49,994	03/98	1990	97%	21	(b)	None

Stuart’s Crossing St. Charles, IL	85,529	07/99	1999	98%	8		Jewel Food Stores	2019

Terramere Plaza Arlington Heights, IL	40,965	12/97	1980	80%	18		None

Townes Crossing Oswego, IL	105,989	08/02	1988	100%	22		Jewel Food Stores	2009

Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	97%	10		The Book Market	2005
							Marshall’s	2010

University Crossing Mishawaka, IN	136,430	10/03	2003	98%	20		Marshall’s	2013
							Babies R Us	2014
							Petco	2013
							Famous Footwear	2008
							Dollar Tree Stores	2008
							Pier 1 Imports	2013

V. Richard’s Plaza Brookfield, WI	107,952	02/99	1985	98%	24		V. Richards Market	2012
							Guitar Center	2013
							Pedro’s Mexican Restaurant	2015

Wauconda Shopping Ctr Wauconda, IL	31,357	05/98	1988	100%	3	(d)	Sears Hardware	2006

West River Crossing Joliet, IL	32,452	08/99	1999	95%	16		None

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Western & Howard Chicago, IL	11,974	04/98	1985	100%	3		None

Wilson Plaza Batavia, IL	11,160	12/97	1986	78%	6		None

Winnetka Commons New Hope, MN	42,415	07/98	1990	93%	17		Walgreens (b) (c)	2010 / 2030

Wisner/Milwaukee Plaza Chicago, IL	14,677	02/98	1994	100%	4		None

Woodland Heights Streamwood, IL	120,436	06/98	1956	87%	13		Jewel Food Stores	2012

Community Centers

Bergen Plaza Oakdale, MN	272,233	04/98	1978	99%	37		Roundy’s	2009
							K-Mart	2009
							Petco	2007

Chatham Ridge (f) Chicago, IL	175,774	02/00	1999	95%	27	(b)	Cub Foods	2019
							Marshall’s	2007
							Bally Total Fitness	2008

Chestnut Court Darien, IL	170,027	03/98	1987	88%	22		Just Ducky	2012
							Stein Mart	2008
							Powerhouse Gym	2010
							Loyola Univ Medical Center	2006
							Factory Card Outlet	2007

Crystal Point Crystal Lake, IL	358,423	07/04	1976/1990’s	100%	16		Best Buy	2015
							K-Mart	2007
							Bed, Bath & Beyond	2009
							The Sports Authority	2008
							Cost Plus	2014
							Ace Hardware	2007
							Borders Books	2019
							Office Depot	2008

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	99%	24		Jewel Food Stores	2008
							Wickes Furniture	2006
							Rhodes	2007
							Office Depot	2006
							REI	2006
							Petsmart	2014
							Jo-Ann Fabrics	2007
							Books-A-Million	2007
							Women’s Workout World	2010

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Joliet Commons Joliet, IL	158,922	10/98	1995	100%	16		Barnes and Noble	2006
							Cinemark	2016
							MC Sports	2006
							La-Z Boy Showcase Shop	2007
							Hometown Buffet	2012
							Old Navy	2005
							Petsmart	2010

Lake Park Plaza Michigan City, IN	229,639	02/98	1990	98%	18	(b)	Wal-Mart	2010
							Valuland	2011
							Jo-Ann Fabrics	2005
							Factory Card Outlet	2009

Lansing Square Lansing, IL	233,508	12/96	1991	99%	18	(b)	Sam’s Club	2011
							Babies R Us	2006
							Office Max	2008
							Jeepers	2008

Maple Park Place Bolingbrook, IL	220,095	01/97	1992	100%	26		Best Buy	2017
							Sportmart	2014
							Powerhouse Gym	2009
							Jo-Ann Fabrics	2015
							Office Depot	2014

Naper West Naperville, IL	164,812	12/97	1985	85%	26	(b)	TJ Maxx	2004
							Barrett’s Home Theater Store	2009

Park Center Plaza Tinley Park, IL	194,599	12/98	1988	99%	33	(b)	Bally’s Total Fitness	2010
							Cub Foods	2008
							The Furniture Box	2006
							Bud’s Sport Place	2007
							Chuck E. Cheese	2012
							Old Country Buffet	2006

Pine Tree Plaza Janesville, WI	187,413	10/99	1998	97%	21		Michael’s	2010
							Staples	2013
							TJ Maxx	2008
							Gander Mountain	2014
							Old Navy	2008
							Petco	2009
							Famous Footwear	2009

Quarry Retail Minneapolis, MN	281,648	09/99	1997	100%	16		Roundy’s	2017
							Home Depot	2018
							Petsmart	2013
							Office Max	2012
							Old Navy	2009
							Party City	2009

Randall Square (f) Geneva, IL	216,485	05/99	1999	100%	28		Marshall’s	2008
							Petsmart	2014
							Bed, Bath & Beyond	2014
							Michael’s	2009
							Factory Card Outlet	2009
							Shoe Carnival	2009
							Old Navy	2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants		Anchor Tenants (a)	Lease Expiration Date

Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	17		Roundy’s	2018
							Office Max	2013
							Wickes Furniture	2014
							Petco	2014
							Party City	2008

Rivertree Court Vernon Hills, IL	298,862	07/97	1988	99%	42	(b)	Best Buy	2011
							Kerasotes Theaters	2006
							Office Depot	2007
							TJ Maxx	2008
							Petsmart	2011
							Michael’s	2008
							Harlem Furniture	2011
							Ulta Salon	2013
							Old Country Buffet	2007

Shops at Orchard Place Skokie, IL	165,141	12/02	2000	89%	18		DSW Shoe Warehouse	2011
							Best Buy	2017
							Ulta Salon	2010
							Pier 1 Imports	2011
							Petco	2010
							Walter E. Smithe	2011

Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	5		K-Mart	2017
							Kroger	2017

Thatcher Woods River Grove, IL	193,313	04/02	1969 / 1999	99%	21		A.J. Wright	2012
							Dominick’s Finer Foods	2020
							Hanging Garden Banquets	2014
							Olson’s Ace Hardware	2011

Village Ten Coon Rapids, MN	211,568	08/03	2002	98%	12		Cub Foods	2022
							Lifetime Fitness	2026
							Dollar Tree Stores	2008

Woodfield Commons E/W (f) Schaumburg, IL	207,583	10/98	1973	94%	18		Toys R Us	2006
			1975				Tower Records	2009
			1997				Comp USA	2012
							Cost Plus	2008
							Party City	2008
							Discovery Clothing	2005
							Luna Carpets	2012

Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	94%	9		Kohl’s	2012
							Barnes & Noble	2012
							JoAnn Fabrics	2014
							Joseph A. Banks Clothiers	2009

Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	99%	36		Dominick’s Finer Foods	2011
							Jewish Community Center	2009
							Harris Bank	2011

Total	11,973,488			95%

(a)                                  Anchor tenants are defined as any tenant occupying 10,000 or more square feet.  The trade name is used which may be different than the tenant name on the lease.

(b)                                 We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)                                  Beginning with the earlier date listed, pursuant to the terms of each lease, the tenant has a right to terminate prior to the lease expiration date.

(d)                                 As of December 31, 2004, this property was held for sale.

(e)                                  Single property joint venture with Crow Holdings.

(f)                                    Joint Venture with the New York State Teacher’s Retirement System.